Exhibit 10.2

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment”), dated as of July 28, 2023, by and between Ault Alliance, Inc., a Delaware corporation (the “Assignor”) and Ault & Company, Inc., a Delaware corporation (the “Assignee”).

WHEREAS, on July 28, 2023, the Assignor agreed to exchange certain issued and outstanding shares of Series E Preferred stock and Series F Preferred Stock for two identical 10% Secured OID Notes, each in in the principal face amount of $5,272,416.00 (the “Notes”) to each of ___________ and ____________ (the “Lenders”).

WHEREAS, the Assignor desires to assign both Notes to the Assignee, and the Assignee desires to acquire such Notes from the Assignor on the terms set forth in this Assignment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Assignment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

ASSIGNMENT

1.1       The Closing. Subject to the terms and conditions set forth in this Assignment, Assignor shall assign to Assignee its Notes and the Assignee shall acquire from the Assignor such Notes. The closing of the Assignment (the “Closing”) shall take place at the offices of the Assignor immediately following the execution hereof. The date of the Closing is hereinafter referred to as the “Closing Date.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

(a) Authorization; Enforcement. Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Assignor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Assignor and no further action is required thereby. Each of the documents contemplated by this transaction has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

(b)       No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Assignment by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound which would have a material adverse effect upon Assignor.

2.2       Representations and Warranties of Assignee. The Assignee represents and warrants to Assignor as follows:

(a)       Authorization; Enforcement. Assignee has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Assignee and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Assignor and no further action is required thereby. Each of the documents contemplated by this transaction has been duly executed by Assignee and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms.

(b)        No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Assignment by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of his respective properties or assets may be bound which would have a material adverse effect upon the Assignee.

ARTICLE III

MISCELLANEOUS

3.1       Entire Agreement; Amendments. The Assignment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Assignment later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

3.3       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Assignment or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.4       Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.5       Execution. This Assignment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.6       No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Assignment shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.7       Execution. This Assignment may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.8       Construction. The article and section headings contained in this Assignment are inserted for reference purposes only and shall not affect the meaning or interpretation of this Assignment.

3.9       Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

AULT ALLIANCE, INC.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

ASSIGNEE:

AULT & COMPANY

By:
Name:	Milton C. Ault, III
Title:	Chief Executive Officer